Exhibit 5.1

Joe R. Lane (1858-1931)
Charles M. Waterman (1847-1924)
Robert V. P. Waterman, Jr.
R. Scott Van Vooren
Richard A. Davidson
Michael P. Byrne
Edmund H. Carroll
Theodore F. Olt III
Jeffrey B. Lang
Judith L. Herrmann
Robert B. McMonagle
Joseph C. Judge
Jason J. O'Rourke
Troy A. Howell
Mikkie R. Schiltz
Diane E. Puthoff
Wendy S. Meyer
Ian J. Russell
Benjamin J. Patterson
Douglas R. Lindstrom, Jr.
Abbey C. Furlong
Samuel J. Skorepa
Kurt P. Spurgeon
Joshua J. McIntyre
Brett R. Marshall
Kyle R. Day
220 North Main Street, Suite 600 Davenport, Iowa 52801-1953 Telephone (563) 324-3246 Fax (563) 324-1616 April 7, 2020
Timothy B. Gulbranson
Alexander C. Barnett
Eric M. Hartmann
Maegan M. Gorham
Courtney M. Brokloff
Grace E. Mangieri
Spencer M. Willems*

Registered Patent Attorney
Kathryn E. Cox*

Of Counsel
Thomas N. Kamp*
C. Dana Waterman III*
James A. Mezvinsky*
David A. Dettmann*
Terry M. Giebelstein
Diane M. Reinsch
Courtney M. Kay-Decker

Admitted in Iowa and Illinois

   *Only Admitted in Iowa

Illinois Office
3551 7th Street, Suite 110
Moline, IL  61265

Lee Enterprises, Incorporated
4600 E. 53rd Street
Davenport, IA 52807

RE:  Proposed Offering of up to 2,134,054 Shares of Common Stock Pursuant to the Lee Enterprises, Incorporated 2020 Long-Term Incentive Plan

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”), of Lee Enterprises, Incorporated, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 2,134,054 shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”), available for issuance under the Lee Enterprises, Incorporated 2020 Long-Term Incentive Plan (Previously the Amended and Restated 1990 Long-Term Incentive Plan, the “Plan”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Plan and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that there are no agreements or understandings between or among the Company and any participants in the Plan that would expand, modify or otherwise affect the terms of the Plan or the respective rights or obligations of the participants thereunder.

Lee Enterprises, Incorporated
April 7, 2020

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the terms set forth in the Plan and against payment therefor, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law (the “DGCL”). This opinion is limited to the effect of the current state of the DGCL and to the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name regarding “legal matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.
Very truly yours,

/s /Lane & Waterman, LLP

LANE & WATERMAN LLP